SECOND AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 9, 2018, by and among MedEquities Realty Operating Partnership, LP, a Delaware limited partnership (“Borrower”), EACH OF THE ENTITIES IDENTIFIED AS “GUARANTORS” ON THE SIGNATURE PAGES OF THIS AMENDMENT (collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and EACH OF THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (together with KeyBank in its capacity as a Lender, hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent and each of the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of February 10, 2017, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 22, 2017 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Guarantors executed and delivered to Agent and the Lenders that certain Second Amended and Restated Unconditional Guaranty of Payment and Performance dated as of February 10, 2017 (the “Guaranty”), or subsequently joined as a “Guarantor” thereunder pursuant to a Joinder Agreement;

WHEREAS, the Borrower and the Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement and Agent and the Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

Definitions

.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

Modifications of the Credit Agreement

.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Andersonville Facility.  The proposed Borrowing Base Asset that is a psychiatric facility located in Andersonville, Tennessee leased to Sequel Realty, LLC.

Beneficial Ownership Certification. As to Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to the Agent or any Lender requesting the same.

Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.

Borrowing Base Loan Interest.  The interest received in cash by Borrower or a Subsidiary Guarantor from a Borrowing Base Loan included in the calculation of Borrowing Base Availability for the trailing twelve (12) month period (but excluding delinquent interest for periods not included in the preceding twelve (12) month period and default interest).  For the purposes of determining the Implied Debt Service Coverage Ratio, the Borrowing Base Loan Interest received from the Borrowing Base Loans shall be calculated on a rolling quarterly annualized basis (that is, if such Borrowing Base Loan has been owned only for one (1) full quarter, by multiplying the result for the current quarter times four (4), if such Borrowing Base Loan has been owned only for two (2) full quarters, by multiplying the results for the prior two (2) quarters by two (2); or if such Borrowing Base Loan has been owned for three (3) full quarters, by multiplying the results for the previous three (3) quarters by 4/3), and the first quarter in the calculation shall be the first full quarter of ownership.  In the instance that the Borrower or a Subsidiary Guarantor has not owned a Borrowing Base Loan for at least one (1) quarter, Borrower may prepare a pro forma of interest to be received to be used for one (1) quarter until actual results for such quarter are available, such proforma to be approved by Agent.

Borrowing Base Property Amount.  For the Borrowing Base Properties included in the calculation of Borrowing Base Availability as of any date of determination, the lower of (a) the aggregate Appraised Value of such Borrowing Base Properties and (b) the aggregate Borrowing Base Property Cost of such Borrowing Base Properties.

Fundamental Landlords.  MRT of Las Vegas NV-ACH, LLC MRT of Las Vegas NV-LTACH, LLC, MRT of Fort Worth TX-SNF, LLC and MRT of Spartanburg SC-SNF, LLC, each of which is a Subsidiary Guarantor.

Fundamental Master Lease.  That certain Amended and Restated Master Lease dated as of April 27, 2017 among the Fundamental Landlords, as landlords, and Fundamental Tenant, as tenant, as amended by the Fundamental Master Lease Amendment.

Fundamental Master Lease Amendment.  That certain First Amendment to Amended and Restated Master Lease, dated as of October 6, 2018 among the Fundamental Landlords and Fundamental Tenant.

Fundamental Rent Deferment.  The deferment by the Fundamental Landlords of monthly base rent due and replacement reserves under the Fundamental Master Lease for May, 2018 and June, 2018 and an amount of base monthly rent and replacement reserves of up to $200,000.00 for each monthly payment of rent and replacement reserves due under the Fundamental Master Lease for the months of July, 2018 to and including March, 2019, and the obligation of the Fundamental Tenant thereunder to repay such deferred rent and replacement reserves in full by December 20, 2019 together with interest thereon at a rate of 9% per annum, as set forth in the Fundamental Master Lease Amendment.

Fundamental Tenant.  Nashville Leasehold Interests, LLC.

Haven Construction Loan.  The $19,000,000 construction loan made by MRT of Boise ID-IPH, LLC, a Wholly-Owned Subsidiary of Borrower, as lender, to HBS of Meridian, LLC, as borrower, for the development of a 72-bed inpatient psychiatric hospital in Meridian, Idaho on behalf of Haven Behavioral Healthcare, Inc.

Lakeway Refinance Indebtedness.  A loan of approximately $72,000,000 to MRT of Lakeway TX - ACH, LLC and MedTX Realty, LLC from Wells Fargo Trust Company, National Association, as Trustee for the registered certificate holders, from time to time, of the CTL Pass-Through Trust, Series 2018 (Baylor University Medical Center), to be secured by the Lakeway Asset.

Net Proceeds.  With respect to the payoff of the Lakeway Loan as a Borrowing Base Loan, the aggregate cash payments or other cash equivalent financial instruments received by Borrower or such Subsidiary from such payoff, minus the direct reasonable out-of-pocket costs and expenses paid to unaffiliated third parties incurred in connection with the incurrence of the Lakeway Refinance Indebtedness.

Performance Hurdle.  The occurrence of all of the following:  (a) the Texas Ten Revaluation Date shall have occurred on or before December 31, 2018, (b) the approximately 11,750 square foot addition/expansion of Mountain’s Edge Hospital for five (5) surgical suites and the other improvements and work included in the “Capital Addition Project” (as defined in the Fundamental Master Lease) have been completed in accordance with the terms of the Fundamental Master Lease, a certificate of occupancy which permits the use and occupancy of such improvements shall have been issued by the applicable governmental authority, and all other licenses, authorizations and permits required by any governmental authority for the use and operation of such improvements shall have been issued, (c) the obligations of the Fundamental Tenant to pay full rent and replacement reserves under the Fundamental Master Lease (whether or not the Fundamental Rent Deferment has been paid in full) and of the Replacement Texas Ten Tenant to pay rent under the Replacement Texas Ten Lease shall have commenced (which obligation as to the Fundamental Tenant and pursuant to the Fundamental Master Lease Amendment commences April 20, 2019), (d) no default or event of default under the Fundamental Master Lease or the Replacement Texas Ten Lease or other event or circumstance which with the passing of time or the giving of notice, or both, could become a default or event of default under the Fundamental Master Lease or the Replacement Texas Ten Lease, shall have occurred, (e) each of the Replacement Texas Ten Tenant and the Fundamental Tenant shall have not less than one (1) full quarter history of paying full rent and reserves with no payment default, late payments or delinquencies (for the avoidance of doubt, any period with free rent, rent credits or similar benefit to a tenant shall not count towards establishing a full quarter history of paying full rent), (f) Borrower shall have delivered to the Agent a written request to remove the surge pricing spread set forth in the definition of Applicable Margin and to return to the original pricing spread (which request may not be delivered prior to July 1,

2019) or a request for the Borrower to have the benefit of §2.9(a), together with a written certification that the conditions described in clauses (a), (b), (c), (d) and (e) above have been satisfied and such evidence thereof as the Agent may request, and (g) the Required Lenders shall have approved in writing the removal of the surge in the pricing spread set forth in the definition of Applicable Margin and the return to the original pricing spread.

Replacement Texas Ten Lease.  As defined in the definition of Texas Ten Revaluation Date.

Replacement Texas Ten Tenant.  As defined in the definition of Texas Ten Revaluation Date.

Second Amendment Effective Date.  October 9, 2018.

Texas Ten Real Estate.  The Real Estate included in the Texas Ten Portfolio as of the Second Amendment Effective Date.

Texas Ten Revaluation Date.  The occurrence of all of the following:  (a) the written approval by Agent and the Borrowing Base Majority Lenders of the tenant of the Texas Ten Real Estate (the “Replacement Texas Ten Tenant”) pursuant to a Lease approved in writing by Agent (the “Replacement Texas Ten Lease”), and a termination of the Lease with respect to the Texas Ten Portfolio in effect as of the Second Amendment Effective Date, all pursuant to agreements approved in writing by Agent, (b) the delivery to Agent of a new Appraisal of the Texas Ten Real Estate based upon such replacement Lease and the determination of a new Appraised Value with respect to the Texas Ten Real Estate, and (c) compliance with each other provision of the Credit Agreement relating to inclusion of Borrowing Base Assets in the determination of Borrowing Base Availability.  As of the Second Amendment Effective Date, the Agent and the Borrowing Base Majority Lenders have not approved the Replacement Texas Ten Tenant, nor has there been an approval by Agent of the Replacement Texas Ten Lease.”

(b)By deleting in their entirety the definitions of “Applicable Margin”, “Appraisal”, “Borrowing Base Availability”, “Borrowing Base Value”, “EBITDA”, “Gross Asset Value”, “Implied Debt Service Coverage Ratio”, and “Net Operating Income” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Applicable Margin.  (a) Commencing on the Second Amendment Effective Date, there shall be a surge in the Applicable Margin for LIBOR Rate Loans and Base Rate Loans, which shall be as set forth below based on the ratio of the Consolidated Total Indebtedness to the Gross Asset Value:

Pricing Level	Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than 35%	2.00%	1.00%
Pricing Level 2	Equal to or greater than 35% but less than 45%	2.375%	1.375%

Pricing Level 3	Equal to or greater than 45% but less than 55%	2.75%	1.75%
Pricing Level 4	Equal to or greater than 55% but less than 60%	3.00%	2.00%
Pricing Level 5	Equal to or greater than 60%	3.50%	2.50%

Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is continuing and the Performance Hurdle has occurred, then the Applicable Margin for LIBOR Rate Loans and Base Rate Loans thereafter accruing shall revert to the pricing levels in effect prior to the Second Amendment Effective Date and shall be as set forth below based on the ratio of the Consolidated Total Indebtedness to the Gross Asset Value (provided that the Applicable Margin shall not be adjusted until the later to occur of (x) five (5) Business Days after the occurrence of the Performance Hurdle and (y) July 1, 2019):

Pricing Level	Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than 35%	1.75%	0.75%
Pricing Level 2	Equal to or greater than 35% but less than 45%	2.00%	1.00%
Pricing Level 3	Equal to or greater than 45% but less than 55%	2.25%	1.25%
Pricing Level 4	Equal to or greater than 55% but less than 60%	2.50%	1.50%
Pricing Level 5	Equal to or greater than 60%	3.00%	2.00%

As of the Second Amendment Effective Date, the initial Applicable Margin shall be at Pricing Level 3 as set forth in the first table above.  The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate after the end of a calendar quarter.  In the event that the Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then, without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin shall be at Pricing Level 5 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first day of the first month following receipt of such Compliance Certificate.  For the avoidance of doubt, interest on Outstanding Loans shall be calculated and paid at the Applicable Margin from the date of the last Interest Payment Date even if such date precedes the Second Amendment Effective Date, and Borrower shall not be liable for any Breakage Costs as a result of the application of such Applicable Margin on the Second Amendment Effective Date.

(b)

In the event that the Agent, REIT or the Borrower reasonably determines that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement, the Original Credit Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (iii) the Borrower shall within three (3) Business Days of written demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be applied by the Agent in accordance with this Agreement.

Appraisal.  An MAI appraisal of the value of a parcel of Real Estate, determined on an “as-is” value basis, performed by an independent appraiser selected by the Agent, or at Agent’s option for purposes of determining Gross Asset Value, a third party lender approved by Agent, who is not an employee of REIT, the Borrower, any of their respective Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to the Agent.

Borrowing Base Availability.

(1)	For the period commencing on the Second Amendment Effective Date through and including December 31, 2018, the sum of:
(a)	for Borrowing Base Properties and Borrowing Base Loans included in the calculation of Borrowing Base Availability (excluding the Texas Ten Portfolio), the lower of:

(i)(A) the sum of (1) the Borrowing Base Property Amount plus (2) the sum of the Borrowing Base Mortgage Loan Amounts determined for each Borrowing Base Loan, multiplied by (B) 0.60; and

(ii)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income and Borrowing Base Loan Interest components of such ratio calculated with respect to the applicable Borrowing Base Assets only) to be less than 1.50 to 1.00;

plus

(b)

until the first to occur of (i) the Texas Ten Revaluation Date and (ii) December 31, 2018, for the Texas Ten Real Estate the sum of $42,648,000.00, and if the Texas Ten Revaluation Date occurs prior to December 31, 2018, thereafter under this clause (1) through and including December 31, 2018 the Borrowing Base Availability attributable to the Texas Ten Real Estate shall be determined in accordance with clause (1)(a) of this definition (without giving effect to the parenthetical in clause (1)(a) therein).
(2)	For the period commencing January 1, 2019 and continuing thereafter, the sum of:
(a)	for Borrowing Base Properties included in the calculation of Borrowing Base Availability that are SNFs and MOBs, the lower of:

(i)for each such Borrowing Base Property, (A) the lowest of the Appraised Value of such Borrowing Base Property and the Borrowing Base Property Cost of such Borrowing Base Property, multiplied by (B) 0.60; and the aggregate amount pursuant to this clause (2)(a)(i) shall be the sum of such amounts determined for each such Borrowing Base Property; and

(ii)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income component of such ratio calculated with respect to SNFs and MOBs only) to be less than 1.50 to 1.00;

plus

(b)	for Borrowing Base Properties included in the calculation of Borrowing Base Availability that are not SNFs and MOBs, the lower of:

(i)for each such Borrowing Base Property, (A) the lower of the Appraised Value of such Borrowing Base Property and the Borrowing Base Property Cost of each such Borrowing Base Property, multiplied by (B) 0.50; and the aggregate amount pursuant to this clause (2)(b)(i) shall be the sum of such amounts determined for each such Borrowing Base Property, and

(ii)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income component of such ratio calculated with respect to Borrowing Base Properties that are not SNFs or MOBs only) to be less than 1.75 to 1.00;

plus

(c)	the aggregate Borrowing Base Mortgage Loan Amount as determined for each Borrowing Base Loan multiplied by 0.35.

Notwithstanding the foregoing in this clause (2), if the Texas Ten Revaluation Date shall not have occurred on or before December 31, 2018, the Borrowing Base Availability attributable to the Texas Ten Real Estate shall be zero.

Borrowing Base Value.  For each Borrowing Base Property, the lower of the Appraised Value of such Borrowing Base Property and the Borrowing Base Property Cost of each such Borrowing Base Property, and the Borrowing Base Value for all

Borrowing Base Properties shall be the aggregate of the amount determined as provided above for each Borrowing Base Property.  The Texas Ten Real Estate shall not be included in the determination of Borrowing Base Value unless the Texas Ten Revaluation Date has occurred on or before December 31, 2018.

EBITDA.  With respect to REIT and its Subsidiaries for any period (without duplication):  (a) Net Income (or Loss) on a Consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such Net Income (Loss)):  (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) Acquisition Closing Costs and extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets or forgiveness of debt) and income and expense allocated to minority owners; (v) other non-cash items to the extent not actually paid as a cash expense; and (vi) non-cash gains and losses on hedging transactions and changes in fair value of hedging instruments; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates as provided below.  With respect to Unconsolidated Affiliates and Subsidiaries of Borrower that are not Wholly Owned Subsidiaries, EBITDA attributable to such entities shall be excluded but EBITDA shall include a Person’s Equity Percentage of Net Income (or Loss) from such Unconsolidated Affiliates or such Subsidiary of Borrower that is not a Wholly Owned Subsidiary plus its Equity Percentage of (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) Acquisition Closing Costs and extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets or forgiveness of debt) and income and expense allocated to minority owners; (v) other non-cash items to the extent not actually paid as a cash expense; and (vi) non-cash gains and losses on hedging transactions and changes in fair value of hedging instruments.  Notwithstanding the foregoing, (x) solely for the purposes of determining EBITDA for the calendar quarter ending September 30, 2018, EBITDA may be adjusted one-time to add back $2,045,772.70 for non-recurring transaction costs for a deal not consummated, and for the avoidance of doubt, such adjustment shall not be carried forward or annualized in any subsequent determination of EBITDA, and (y) for the purposes of calculating EBITDA Net Income shall not include (1) any rent or other amounts due under Leases with respect to Borrowing Base Properties or other Real Estate or amounts payable under Borrowing Base Loans or other Mortgage Note Receivables until actually received by Borrower or its applicable Subsidiary, or (2) any payment of the deferred rent or reserves relating to the Fundamental Rent Deferment or interest payable with respect thereto.

Gross Asset Value.  On a Consolidated basis for REIT and its Subsidiaries, the sum of (without duplication with respect to any Real Estate):

(a)the undepreciated book value determined in accordance with GAAP of:

(i)the Borrowing Base Properties included in the calculation of the Borrowing Base Availability (but excluding the Texas Ten Real Estate unless the Texas Ten Revaluation Date has occurred by December 31, 2018); plus

(ii)Stabilized Properties of Borrower and its Subsidiaries not included in the calculation of the Borrowing Base Availability; plus

(iii)all Development Properties owned by Borrower and its Subsidiaries; plus

(iv)all Land Assets of Borrower and its Subsidiaries; plus

(b)the lesser of (i) the purchase price and (ii) outstanding principal balance of all Mortgage Note Receivables of Borrower and its Subsidiaries, plus

(c)the aggregate amount of all Unrestricted Cash and Cash Equivalents of REIT and its Subsidiaries as of the date of determination, plus

(d)	with respect to the Texas Ten Real Estate:

(i)until the first to occur of (A) December 31, 2018 and (B) the Texas Ten Revaluation Date, the sum of $71,080,000.00;

(ii)if the Texas Ten Revaluation Date has not occurred by December 31, 2018, the Appraised Value of the Texas Ten Real Estate as most recently determined hereunder; and

(iii)if the Texas Ten Revaluation Date has occurred by December 31, 2018, the Texas Ten Real Estate shall be included in clause (a)(i) of this definition, plus

(e)	the Appraised Value as most recently determined hereunder of the Borrower’s interest in the Lakeway Asset, plus
(f)	the undepreciated book value determined in accordance with GAAP of other assets of REIT and its Subsidiaries approved by the Agent to be included in the calculation of Gross Asset Value.

Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination.  Additionally, without limiting or affecting any other provision hereof, Gross Asset Value shall not include any income or value associated with Real Estate which is not operated or intended to be operated principally as a Medical Property.  All income, expense and value associated with assets included in Gross Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations.  Gross Asset Value will be adjusted to include an amount equal to REIT’s or any of its Subsidiaries’ pro rata share (based upon the greater of such Person’s Equity Percentage in such Unconsolidated Affiliate or such Subsidiary that is not a Wholly Owned Subsidiary, or such Person’s interest as a tenant in common or such Person’s pro rata liability for the Indebtedness of such Unconsolidated Affiliate or such Subsidiary that is not a Wholly Owned Subsidiary) of the Gross Asset Value attributable to any of the items listed above in this definition owned by such Unconsolidated Affiliate or such Subsidiary that is not a Wholly Owned Subsidiary.

Implied Debt Service Coverage Ratio.  For the period from the Second Amendment Effective Date through and including December 31, 2018, the Implied Debt

Service Coverage Ratio shall be the ratio of (a) the sum of (i) Adjusted Net Operating Income from the Borrowing Base Properties included in the calculation of Borrowing Base Availability plus (ii) Borrowing Base Loan Interest from the Borrowing Base Loans included in the calculation of Borrowing Base Availability, divided by (b) the Implied Debt Service Coverage Amount.  For the period commencing on January 1, 2019 and continuing thereafter, the Implied Debt Service Coverage Ratio shall be the ratio of (x) Adjusted Net Operating Income from the Borrowing Base Properties included in the calculation of Borrowing Base Availability, divided by (y) the Implied Debt Service Coverage Amount.

Net Operating Income.  For any Real Estate and for a given period, an amount equal to the sum of (a) the rents, common area reimbursements and other income for such Real Estate for such period received in the ordinary course of business from tenants in occupancy paying rent (excluding any reserve amounts received by a Person from tenants in accordance with the terms of their Leases, pre-paid rents and revenues, security deposits except to the extent applied in satisfaction of tenants’ obligations for rent, and any non-recurring fees, charges or amounts) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT and its Subsidiaries, any property management fees, in each case, in connection with such Real Estate), minus (c) excluding Real Estate which is encumbered by a Borrowing Base Loan, the greater of (i) actual property management expenses of such Real Estate, and (ii) an amount equal to three percent (3%) of the gross revenues from such Real Estate, minus (d) all rents, common area reimbursements and other income for such Real Estate received from tenants in default of payment or other material obligations under their lease (provided that the failure of the Fundamental Tenant alone to pay the deferred rent and replacement reserves relating to the Fundamental Rent Deferment and interest payable with respect thereto shall not be deemed for the purpose of this clause (d) to disqualify the other rents received from the Fundamental Tenant from inclusion in Net Operating Income so long as the Fundamental Tenant is not in default of any other payment or other material obligations under the Fundamental Master Lease and so long as the Fundamental Landlords do not otherwise declare a default under the Fundamental Lease or otherwise exercise any rights or remedies thereunder with respect to such deferred rent, reserves and interest or otherwise), or with respect to leases as to which the tenant or any guarantor thereunder is subject to any Insolvency Event; provided, however, that straight line leveling adjustments required under GAAP and amortization of deferred market rent into income pursuant to ASC 805 shall be excluded from the calculation of Net Operating Income.  For the purposes of determining the Implied Debt Service Coverage Ratio, except as provided below, Net Operating Income from the Borrowing Base Properties shall be calculated on a rolling quarterly annualized basis (that is, if such Real Estate has been owned only for one (1) full quarter, by multiplying the result for the current quarter times four (4), if such Real Estate has been owned only for two (2) full quarters, by multiplying the results for the prior two (2) quarters by two (2); or if such Real Estate has been owned for three (3) full quarters, by multiplying the results for the previous three (3) quarters by 4/3), and the first quarter in the calculation shall be the first full quarter of ownership; provided, further, that any payment received with respect to the Texas Ten Portfolio (except as a result of the satisfaction of the conditions to the occurrence of the Texas Ten Revaluation Date on or before December 31, 2018) shall not be annualized but shall only be included in an amount actually received.  Notwithstanding the foregoing and for the avoidance of doubt, (x) no rents or other amounts received with respect to the Texas Ten Real Estate shall be included in Net Operating Income unless the Texas Ten Revaluation Date has occurred on or before December 31, 2018, and (y) no payment of deferred rent or reserves relating to the Fundamental Rent Deferment or interest payable with respect thereto shall be included in Net Operating Income.  In the instance that the Borrower or a Subsidiary Guarantor has not owned a Borrowing Base Property for at least one (1) quarter, the historic Net Operating Income shall be used.  To the extent that the historic Net Operating Income is not available for any reason, Borrower may prepare a pro forma of Net Operating Income to be used for one (1) quarter until actual results for such quarter are available, such proforma to be approved by Agent.”

(c)By deleting in its entirety §2.9 of the Credit Agreement, and inserting in lieu thereof the following:

“§2.9 Use of Proceeds.  The Borrower will use the proceeds of the Loans (a) from and after the occurrence of all of the items described in clauses (a) through and including (f) of the definition of Performance Hurdle, solely for (i) repayment of Indebtedness, (ii) acquisitions of fee simple ownership of Real Estate or Real Estate subject to a Ground Lease or Mortgage Note Receivables, and (iii) general corporate and working capital purposes, and (b) until the occurrence of all of the items described in clauses (a) through and including (f) of the definition of Performance Hurdle, solely for (i) the uses and in the amounts described in Schedule 2.9 hereto (which may be to reimburse Borrower or its Subsidiaries for costs previously paid towards such uses), and (ii) upon the approval by the Agent and the Borrowing Base Majority Lenders of the addition of a new Borrowing Base Asset that is included in the calculation of Borrowing Base Availability, an initial advance to acquire such Borrowing Base Asset (provided that any advance for the Andersonville Facility shall be limited as set forth in Schedule 2.9), subject to the terms and conditions of this Agreement, and except as provided above in this sentence or with respect to refinancing of Swing Loans made for a purpose permitted under this §2.9 there shall be no additional advances of proceeds of the Loans without the approval of the Required Lenders.  The Borrower shall identify and certify in each Loan Request the purposes shown on Schedule 2.9 for which such proceeds shall be used and the aggregate amount of each permitted use that has been used (including the requested advance) and the amount remaining.”

(d)By deleting the word “and” appearing at the end of §2.11(d)(iv) of the Credit Agreement, by deleting the period appearing at the end of §2.11(d)(v) of the Credit Agreement and inserting in lieu thereof “; and”, and by inserting the following as §2.11(d)(vi) of the Credit Agreement:

“(vi)

Beneficial Ownership Certification.  If requested by the Agent or any Lender, Borrower shall have delivered, at least five (5) Business Days prior to the Commitment Increase Date, to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.”

(e)By inserting the following as §2.12(f) of the Credit Agreement:

“(f)

Beneficial Ownership Certification.  If requested by the Agent or any Lender, Borrower shall have delivered, at least five (5) Business Days prior to the Revolving Credit Maturity Date (as determined without regard to such extension), to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.”

(f)By deleting in its entirety §5.2(b) of the Credit Agreement, and inserting in lieu thereof the following:

“(b) The Agent may obtain new Appraisals or an update to existing Appraisals with respect to the Borrowing Base Properties and if the Texas Ten Revaluation Date has not occurred on or before December 31, 2018, the Texas Ten Real Estate, or any of them, as the Agent shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Appraisals, (ii) with respect to the Texas Ten Real Estate at any time after December 31, 2018, (iii) at any time following an Event of Default, or (iv) if the Agent reasonably believes that there has been a material adverse change or deterioration with respect to any Borrowing Base Property or the Texas Ten Real Estate, including, without limitation, as a result of any change in any Lease or Operator’s Agreement relating to a Borrowing Base Asset affecting the Borrower or any Subsidiary or a material change in the market in which any Borrowing Base Property is located.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(b) shall be borne by the Borrower and payable to the Agent within ten (10) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of a Borrowing Base Property obtained pursuant to this §5.2(b) more often than once in any period of twelve (12) months if no Event of Default exists.”

(g)By deleting the word “and” appearing at the end of §5.4(e) of the Credit Agreement, deleting the period appearing at the end of §5.4(f) of the Credit Agreement and inserting in lieu thereof “; and”, and by inserting the following as §5.4(g) of the Credit Agreement:

“(g) the Required Lenders shall have consented in writing to the release of such Borrowing Base Asset, which consent may be withheld in their sole and absolute discretion.  Notwithstanding the terms of this §5.4(g), the Required Lenders consent to the release of the Lakeway Loan as a Borrowing Base Loan and the pledge of the Equity Interests in MRT of Lakeway TX-ACH, LLC in connection with the full payment and satisfaction of the Lakeway Loan provided that the Borrower shall pay to the Agent for the account of the Lenders a release price, which shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, in an amount equal to the greater of (i) $69,804,889.56 and (ii) the Net Proceeds received by the Borrower or any of its Subsidiaries in connection with the payoff of the Lakeway Loan.”

(h)By deleting in its entirety §7.4(k) of the Credit Agreement, and inserting in lieu thereof the following:

“(k) for so long as the Texas Ten Portfolio and the Real Estate subject to the Fundamental Master Lease are Borrowing Base Properties, (i) within ten (10) days following the end of each calendar month, (a) a rent collection report with respect to the Fundamental Master Lease and the Texas Ten Real Estate and a status report on the completion of improvements to the Borrowing Base Property located in Las Vegas, Nevada commonly known as “Mountain’s Edge Hospital”, together with the anticipated date for completion of such improvements, and issuance of a final certificate of occupancy, and (b) a status report on the resolution of the Texas Ten Portfolio, including without limitation a summary of discussions to sell the Texas Ten Real Estate or to find a replacement tenant, and (ii) within five (5) days of the occurrence thereof, copies of any letters of intent, commitment letters, contracts or other agreements relating to the sale or re-tenanting of the Texas Ten Real Estate;”

(i)By deleting the word “and” appearing at the end of §7.4(m) of the Credit Agreement, by renumbering §7.4(n) of the Credit Agreement as §7.4(o) of the Credit Agreement, and by inserting the following as §7.4(n) of the Credit Agreement:

“(n)

Without limiting the terms of §2.11 and §2.12, a completed and executed Beneficial Ownership Certification if requested by the Agent or any Lender at any time Agent or such Lender determines that it is required by law to obtain such certification; and”

(j)By deleting in its entirety §7.5(g) of the Credit Agreement, and inserting in lieu thereof the following:

“(g)

Notices of Default Under Leases.  The Borrower will give notice to the Agent in writing within five (5) Business Days after (i) the Borrower or any Guarantor (A) receives notice from a tenant under a Lease of a Borrowing Base Asset of a default by the landlord under such Lease, or (B) delivers a notice to any Major Tenant under a Lease of a Borrowing Base Asset of a default by such tenant under its Lease, or (ii) the occurrence of any failure by a Major Tenant to pay rent or other monetary obligations within five (5) Business Days of when due or to perform any other material covenant (without regard to any notice and cure or grace period).”

(k)By deleting in its entirety §7.20(a)(vi) of the Credit Agreement, and inserting in lieu thereof the following:

“(vi)

no tenant or group of Affiliates thereof which leases ninety percent (90%) or more of the Net Rentable Area of such Real Estate (A) is in default of base rent or other material payment obligations under its respective Lease for more than seventy-five (75) days beyond the date upon which such payment obligations were due (provided that the failure of the Fundamental Tenant alone to pay the deferred rent and replacement reserves relating to the Fundamental Rent Deferment and interest payable with respect thereto shall not be deemed for the purpose of this clause (vi) to make such Borrowing Base Property ineligible for inclusion in the calculation of Borrowing Base Availability so long as the Fundamental Tenant is not in default of payment of base rent or other material payment obligations under the Fundamental Master Lease and so long as the Fundamental Landlords do not otherwise declare a default under the Fundamental Lease or otherwise exercise any rights or remedies thereunder with respect to such deferred rent, reserves and interest or otherwise), or (B) is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding; provided that notwithstanding the foregoing, the Texas Ten Real Estate shall not be deemed ineligible as a Borrowing Base Asset pursuant to this clause (vi) unless the Texas Ten Revaluation Date has not occurred on or prior to December 31, 2018, and if the Texas Ten Revaluation Date has occurred on or before December 31, 2018, the provisions of this clause (vi) shall thereafter apply without regard to the proviso herein;”

(l)By deleting the word “and” appearing at the end of §7.20(ix)(J) of the Credit Agreement, deleting the period appearing at the end of §7.20(a)(x) of the Credit Agreement and inserting in lieu thereof “; and”, and by inserting the following as §7.20(xi):

“(xi) For the avoidance of doubt, if the Texas Ten Revaluation Date has not occurred on or before December 31, 2018, the Texas Ten Portfolio shall be immediately excluded as a Borrowing Base Asset.”

(m)By deleting in its entirety §7.21 of the Credit Agreement, and inserting in lieu thereof the following:

“§7.21

Operators’ Agreements.  Borrower and each Guarantor shall, (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Operators’ Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Agent in writing of the giving of any notice of any default by any party under any Operators’ Agreement, (c) notify the Agent within five (5) Business Days after the occurrence of any failure by a Major Tenant to pay rent or other monetary obligation within five (5) Business Days of the date when due or to perform any other material covenant (without regard to any notice and cure or grace period), and (d) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Operators’ Agreement to which it is a party in a commercially reasonable manner.  None of the Borrower or the Guarantors shall without Agent’s prior written reasonable consent:  (w) enter into, surrender or terminate any Operators’ Agreement to which it is a party, (x) increase or consent to the increase of the amount of any charges or fees under any Operators’ Agreement to which it is a party; (y) transfer, assign or encumber any Operators’ Agreement except to Agent pursuant to the Loan Documents; or (z) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Operators’ Agreement to which it is a party in any material respect.  Prior to the occurrence of the Release of Security Date the Agent may pursuant to this §7.21 condition any approval of a new Operator engaged by the Borrower or a Subsidiary Guarantor or a new Operators’ Agreement that is a Management Agreement with respect to a Borrowing Base Property upon the execution and delivery to the Agent of a Subordination of Management Agreement.”

(n)By inserting the following to the end of (and as a part of) §8.1 of the Credit Agreement:

“Notwithstanding the foregoing, the Borrower shall not, and shall not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or become liable, contingently or otherwise, with respect to any Indebtedness described in Sections

8.1(b), (g), (h) or (i) commencing on the Second Amendment Effective Date and continuing thereafter without the prior written approval of Required Lenders; provided that without the approval of the Required Lenders MRT of Lakeway TX-ACH, LLC may incur the Lakeway Refinance Indebtedness provided that simultaneously therewith the Agent receives the release price contemplated by §5.4(g) as a principal prepayment of the Loans.”

(o)By deleting in its entirety §8.7 of the Credit Agreement and inserting in lieu thereof the following:

“§8.7	Distributions.
(a)

The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and General Partner and REIT shall not pay any Distribution to their partners, members or other owners, to the extent that the aggregate amount of such Distributions paid, when added to the aggregate amount of all other Distributions paid in any period of four (4) consecutive calendar quarters, exceeds ninety-five percent (95%) of such Person’s Funds from Operations for such period (provided that the period of measurement shall commence January 1, 2017 and such test in this §8.7(a) shall be tested by annualizing the results from such quarter until four (4) consecutive calendar quarters thereafter have elapsed); provided that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.  The Borrower and the REIT shall maintain their current quarterly dividend schedule as in effect as of the Second Amendment Effective Date.  The Borrower and the REIT shall not declare or pay any Distributions relating to the fourth (4) calendar quarter of 2018 prior to January 31, 2019, which Distribution shall in any events be subject to the other terms of this §8.7.

(b)

If a Default or Event of Default shall have occurred and be continuing, the Borrower, General Partner and REIT shall make no Distributions to their respective partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of the REIT, as evidenced by a certification of the principal financial or accounting officer of the REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(c)

Notwithstanding the foregoing, at any time when an Event of Default under §§12.1(a) or 12.1(b) shall have occurred, an Event of Default under §§12.1(g), 12.1(h) or 12.1(i) shall have occurred, or the maturity of the Obligations has been accelerated, or a Default or Event of Default has occurred as a result, in whole or in part, of the failure of the Texas Ten Revaluation Date to occur on or before December 31, 2018, neither the Borrower, General Partner nor REIT shall make any Distributions whatsoever, directly or indirectly.”

(p)By deleting in its entirety §9.6 of the Credit Agreement, and inserting in lieu thereof the following:

“§9.6

Aggregate Occupancy Rate.  The Borrower will not at any time permit the Aggregate Occupancy Rate for the Borrowing Base Properties (excluding Borrowing Base Properties that are Newly-Built Properties) to be less than eighty-five percent (85%).  Notwithstanding the foregoing, the covenant in this §9.6 shall not be applicable on or before March 31, 2019 (but for the avoidance of doubt shall be applicable April 1, 2019 and thereafter).”

(q)By deleting in its entirety §9.10(a) of the Credit Agreement and inserting in lieu thereof the following:

“(a)

Adjusted Net Operating Income from a Lease or Leases to any single tenant or any group of Affiliates thereof shall not account for more than twenty-five percent (25%) (or with respect to the aggregate Adjusted Net Operating Income by the tenants described in the definition of Texas Ten Portfolio and their Affiliates, thirty-five percent (35%)) of Adjusted Net Operating Income from the Borrowing Base Properties (the “Single Tenant Limitation”); provided that a failure to satisfy the requirements of this §9.10(a) shall not result in any Real Estate not being included as a Borrowing Base Property, but any such rent and other payments accounting for more than the Single Tenant Limitation shall be excluded for purposes of calculating Adjusted Net Operating Income and Borrowing Base Availability.  Notwithstanding the foregoing, the covenant in this §9.10(a) shall not be applicable on or before March 31, 2019 (but for the avoidance of doubt shall be applicable April 1, 2019 and thereafter), provided that prior to Borrower demonstrating to Agent compliance with this §9.10(a) on or after April 1, 2019 through the delivery of a Compliance Certificate, except with respect to the Andersonville Facility, neither Borrower nor any Guarantor shall enter into a Lease or add, replace, substitute or change (or permit the addition, replacement, substitution or change of, directly or by assignment) any tenant under a Lease at a Borrowing Base Property without the prior written consent of the Required Lenders.”

(r)By inserting Schedule 2.9 attached to this Amendment as Schedule 2.9 to the Credit Agreement;

Letters of Credit

.  Notwithstanding anything in the Credit Agreement (including without limitation §2.10 thereof) to the contrary, the Borrower shall not have the right to request, and the Issuing Lender shall have no obligation to issue, any Letter of Credit.

Consents of Lenders

.  The Agent and the Required Lenders consent to the following actions taken by Borrower or a Subsidiary Guarantor with respect to the tenant under the Lease for the Texas Ten Portfolio and Fundamental Tenant under the Fundamental Master Lease:  (a) with respect to the Texas Ten Portfolio, paying real estate property taxes due in June, 2018 on behalf of such tenant, and taking back a promissory note as evidence of the obligation to repay such advance, the application of the security deposit held under such Lease to rent due for May, 2018 and June 2018, and the non-enforcement of the Lease as a result of defaults by the tenant thereunder, including nonpayment of property taxes and rent; and (b) with respect to the

Fundamental Master Lease, the acceptance of late or partial payments of rent for the period of March 20, 2018 through September 20, 2018 and the non-enforcement of the Fundamental Master Lease as a result of such nonperformance by the tenant thereunder.  The Agent and the Required Lenders also consent to the Fundamental Rent Deferment and the Agent consents to the Fundamental Master Lease Amendment.  In addition, the Required Lenders consent to Borrower and REIT making their Distributions with respect to the second (2nd) calendar quarter of 2018.  The foregoing consents shall not constitute the alteration, annulment, modification, waiver or amendment of any provision, condition or covenant in the Loan Documents, all of which shall be strictly complied with in accordance with their terms, including without limitation the provisions of §7.13 and §7.21 of the Credit Agreement which, among other things, require consent for any amendment, supplement, modification, concession or waiver of any obligation of any Major Tenant under any Lease at a Borrowing Base Property or Operators’ Agreement and the obligation to promptly enforce the performance and observance of all material covenants under each Operators’ Agreement to which is a party in a commercially reasonably manner.

References to Loan Documents

.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

Consent of Borrower and the Guarantors

.  By execution of this Amendment, Borrower and the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein and any other agreements executed contemporaneously herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

Representations

.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

Authorization

.  The execution, delivery and performance of this Amendment and any other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

Enforceability

.  This Amendment and any other documents executed in connection herewith are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

Approvals

.  The execution, delivery and performance of this Amendment and any other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

Reaffirmation

.  After giving effect to this Amendment, each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith are true and correct in all material respects (subject to §1.2(m) of the Credit Agreement) as of the date hereof except for representations or warranties that expressly relate to an earlier date.

Leases

.  Each of the Leases relating to each Borrowing Base Property included in the calculation of Borrowing Base Availability is in full force and effect in accordance with its respective terms without (except with respect to the existing Lease relating to the Texas Ten Portfolio) any payment default or any other material default thereunder (without regard to any grace or notice and cure period), nor are there any defenses, counterclaims, offsets, concessions or rebates available to a tenant thereunder, and neither the Borrower nor any Guarantor has given or made any notice of any payment or other material default, or any claim, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant.  Borrower and Guarantors have delivered to Agent copies of all notices of default delivered to any Major Tenant or Operator under a Lease or Operators’ Agreement, as applicable, with respect to a Borrowing Base Asset.  Except as described in Paragraph 4(a) and (b) above, there have been no amendments, modifications, concessions or waivers (whether written or oral) of any Lease relating to a Borrowing Base Property included in the calculation of Borrowing Base Availability or Operators’ Agreement which have not been delivered to and approved by Agent.

No Default

.  No Default or Event of Default has occurred and is continuing or will arise or occur after the execution and delivery of this Amendment and any other documents executed in connection herewith.

Waiver of Claims

.  Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Lenders, or any past or present directors, officers, agents or employees of Agent or any of the Lenders, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Ratification

.  Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents.  Nothing in this Amendment or the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).  By execution of this Amendment, Borrower and Guarantors hereby acknowledge and agree that Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future extension, waiver, indulgence or consent.

Counterparts

.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

Miscellaneous

.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

Effective Date

.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance reasonably satisfactory to the Agent:

(a)A counterpart of this Amendment duly executed by the Borrower, Guarantors, the Required Lenders and Agent;

(b)An updated Borrowing Base Certificate and Compliance Certificate (giving effect to the amendments set forth in this Amendment);

(c)the delivery to Agent of an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;

(d)Borrower shall have paid to Agent for the account of each Lender executing this Amendment in immediately available funds a fee in the amount equal to 10 basis points multiplied by the Commitment of such Lender;

(e)the delivery to Agent of the executed Fundamental Master Lease Amendment evidencing the Fundamental Rent Deferment, such agreement to be in form and substance satisfactory to Agent;

(f)the pledge by MRT of Boise ID-IPH, LLC to Agent of a first-priority perfected security interest in the Haven Construction Loan, the execution by MRT of Boise ID-IPH, LLC of a Joinder Agreement, and the execution and delivery to the Agent of all other documents that would be required if the Haven Construction Loan was to be included as a Borrowing Base Loan, all pursuant to agreements satisfactory to the Agent.  For the avoidance of doubt, the Haven Construction Loan shall constitute additional Collateral but shall not be a Borrowing Base Loan;

(g)Such other amendments, certificates, documents, instruments, title endorsements, agreements, resolutions and opinions as the Agent may reasonably request; and

(h)The Borrower shall have paid the reasonable out-of-pocket fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby.

No Impairment

.  Except as otherwise expressly provided herein, nothing herein contained shall in any way (a) impair or affect the validity and priority of the lien of the Security Documents (as defined in the Credit Agreement); (b) alter, waive, annul or affect any provision, condition or covenant in the Loan Documents; or (c) affect or impair any rights, powers or remedies under the Loan Documents.  No course of dealing, forbearance, delay, omission or inaction by the Agent or the Lenders in the exercise of their rights and remedies, and no continuing performance by the Agent, the Lenders, the Borrower or the Guarantors under the Loan Documents: (x) shall constitute (i) a waiver, modification or an alteration of the terms, conditions, or covenants of any Loan Document, all of which remain in full force and effect; or (ii) a waiver, release, or limitation upon the Agent’s or the Lenders’ exercise of any of their rights and remedies thereunder or which may otherwise be available at law or in equity, or otherwise be prejudicial thereto, all of which rights and remedies are hereby expressly reserved; or (y) shall relieve or release the Borrower or any Guarantor in any way from any of their respective covenants, agreements, duties, or obligations under the Loan Documents.  It is the intent of the parties hereto that all the terms and provisions of the Loan Documents shall continue in full force and effect, except as modified by this Amendment and the other documents executed and delivered herewith.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower or Guarantors under the Loan Documents.

Amendment as Loan Document

.  This Amendment shall constitute a Loan Document.

Final Agreement

.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	MedEquities OP GP, LLC, a Delaware limited liability company, its general partner

By: /s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP, CFO, Secretary, Treasurer

(SEAL)

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[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

GUARANTORS:

MEDEQUITIES REALTY TRUST, INC.,
a Maryland corporation

By: /s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP, CFO, Secretary, Treasurer

(SEAL)

MEDEQUITIES OP GP, LLC,
a Delaware limited liability company

By: /s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP, CFO, Secretary, Treasurer

(SEAL)

MEDEQUITIES REALTY TRS, LLC,
a Delaware limited liability company

By: /s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP, CFO, Secretary, Treasurer

(SEAL)

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[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

MRT OF KENTFIELD CA – LTACH, LLC,

MRT OF LAS VEGAS NV – LTACH, LLC,

MRT OF SPARTANBURG SC - SNF, LLC,

MRT OF BROWNSVILLE TX - MOB, LLC,

MRT OF AMARILLO TX – 1ST MORTGAGE IRF, LLC,

MRT OF SPRINGFIELD MA – 1ST MORTGAGE ACH, LLC,

MRT OF LAKEWAY TX-ACH, LLC,

MRT OF FORT WORTH TX – SNF, LLC,

MRT OF LAS VEGAS NV – ACH, LLC,

MRT OF LA MESA CA – SNF, LLC,

MRT OF UPLAND CA – SNF/ALF, LLC,

MRT OF NATIONAL CITY CA – SNF I, LLC,
MRT OF NATIONAL CITY CA – SNF II, LLC,

MRT OF BROWNWOOD TX - SNF, LLC,

MRT OF EL PASO TX - SNF, LLC,

MRT OF GRAHAM TX - SNF, LLC,

MRT OF KAUFMAN TX - SNF, LLC,

MRT OF KEMP TX - SNF, LLC,

MRT OF KERENS TX - SNF, LLC,

MRT OF LONGVIEW TX - SNF, LLC,

MRT OF MT. PLEASANT TX - SNF, LLC,

MRT OF SAN ANTONIO TX - SNF II, LLC,

MRT OF SAN ANTONIO TX - SNF I, LLC,

MRT OF SAN DIEGO CA – SNF, LLC,

MRT OF HOUSTON TX – EAST FREEWAY ACH, LLC,

MRT OF TOLLAND CT – SNF, LLC,

MRT OF BROOKVILLE IN – SNF, LLC,

MRT OF LIBERTY IN – SNF, LLC,

MRT OF TEXAS - ATF, LLC,

MRT OF NEVADA - ATF, LLC,

MRT OF NEW ALBANY IN - IRF, LLC,

MRT OF BOISE ID-IPH, LLC, and

MRT OF ANDERSONVILLE TN - PRTF, LLC,

each a Delaware limited liability company

By: /s/ Jeffery C. Walraven
Name: Jeffery C. Walraven

Title: EVP, CFO, Secretary, Treasurer

(SEAL)

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[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

/s/ Grant Saunders
Name: Grant Saunders
Title: Senior Vice President

By: /s/ Grant Saunders
Name: Grant Saunders
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Chiara Carter
Name: Chiara Carter
Title: Executive Director

CITIBANK, N.A.

By: /s/ David Bouton
Name: David Bouton
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

FIFTH THIRD BANK, an Ohio banking corporation

By:
Name:
Title:

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[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

CADENCE BANK, N.A.

By: /s/ Will Donnelly
Name: Will Donnelly
Title:  Assistant Vice President

CITIZENS BANK, N.A.

By: /s/ Donald Woods
Name: Donald Woods
Title: SVP

ROYAL BANK OF CANADA

By: /s/ Brian Gross
Name: Brian Gross
Title:  Authorized Signatory

RAYMOND JAMES BANK, N.A.

By: /s/ H. Fred Coble, Jr.
Name: H. Fred Coble, Jr.
Title: Managing Director

PINNACLE BANK

By: /s/ Allison Jones
Name: Allison Jones
Title: Senior Vice President

RENASANT BANK

By: /s/ Craig Gardella
Name: Craig Gardella
Title: EVP

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[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

HANCOCK WHITNEY BANK
(formerly known as Whitney Bank dba Hancock Bank)

By: /s/ Brian Wille
Name: Brian Wille
Title: Senior Vice President

CAPSTAR BANK

By: /s/ David A. Bertani
Name: David A. Bertani
Title: Senior Vice President

[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

Schedule 2.9

Permitted uses of loaNs

Projected Facility Funding Events for MedEquities Realty Trust, Inc.
Maximum Amount Expected Through Q1 2019
Final funding for construction of Sequel Youth & Family Services property	$ 350,000

Haven Healthcare construction mortgage note receivable remaining funding	9,686,151

Fundamental Mountain’s Edge Hospital remaining funding for expansion	8,464,936

Various and periodic working capital needs, inclusive of proposed Facility amendment	1,850,000

Total	$ 20,351,087